Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com
eLoyalty Reports Results for Second Quarter 2006:
Company Achieves Record CIPCC and Managed Services Quarter
Lake Forest, IL, August 9, 2006 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise CRM services and solutions company, today posted second quarter financial results for the period ended July 1, 2006.
For the second quarter of 2006, total revenue was $20.6 million and, on a GAAP basis, the net loss was $5.1 million. The net loss available to common shareholders was $0.82 per share. On a non-GAAP basis, eLoyalty realized an “Adjusted Earnings1” loss of $3.9 million for the second quarter of 2006. For a reconciliation of Adjusted Earnings income to GAAP operating loss, see the accompanying schedule.
The following is a summary of revenue by major component:

	Three Months Ended		Six Months Ended
(000’s)	07/01/2006	07/02/2005	07/01/2006	07/02/2005
Revenue:
Consulting services	$9,720	$10,931	$21,380	$23,019
Managed services	5,903	5,424	11,122	10,447

Services revenue	15,623	16,355	32,502	33,466

Product	3,877	2,334	5,837	3,722
Reimbursed expenses	1,050	924	1,838	1,915

Total revenue	$20,550	$19,613	$40,177	$39,103

Highlights
eLoyalty continues to focus on accelerating its growth and improving its business model by establishing leadership positions in two emerging market niches: Behavioral AnalyticsTM (“BA”) and Cisco’s Converged IP for Contact Centers (“CIPCC”). eLoyalty’s significant achievements in the second quarter of 2006 include:
•	Best CIPCC Quarter Ever
o	Achieved $18.0 million in bookings[2] ($8.1 million Consulting services; $5.4 million Product resale; and $4.5 million of Managed services);

o	Added 4 new CIPCC clients; and

o	Grew CIPCC Consulting services revenue generated by 39% sequentially.
•	Strong Behavioral AnalyticsTM Quarter
o	Signed 2 new large deployment contracts; and

o	Closed new assessments with 2 Fortune 100 companies.
•	Record Managed Services Quarter
o	Generated $5.9 million in Managed services revenue in the second quarter, an increase of 13.1% sequentially;

o	Signed new and renewal Managed services contracts worth a record $24.9 million in expected revenue; and

o	Grew Managed services backlog[3] to a record $63.9 million, which represents an increase of 42% sequentially and a 435% increase over the prior year period.
Deferred Revenue
In addition to the revenue reported under GAAP, eLoyalty generated and deferred $4.1 million of revenue in the second quarter. This amount is comprised of $2.0 million of BA deployment and subscription revenue and $2.1 million of revenue associated with CIPCC contracts ($1.6 million of Product resale and $0.5 million of Consulting services).
Impact of Behavioral AnalyticsTM
During the second quarter of 2006, eLoyalty increased its investment in the development, selling, delivery, and support resources required to implement and support current and anticipated BA activity. The impact of eLoyalty’s investment in BA, and the impact of its BA deferred revenue, accounted for the majority of eLoyalty’s Adjusted Earnings loss in the second quarter.
Current Business Outlook
eLoyalty’s guidance for the third quarter is for strong sequential revenue growth and significant improvement in the Company’s P&L performance as compared to the second quarter. The factors driving these anticipated improvements include:
•	Positive impact of the CIPCC momentum;

•	Beginning to recognize significant revenue from BA deployments; and

•	An upsurge in Managed services revenue to approximately $8.2 million.
Based on these factors, eLoyalty’s guidance for the third quarter 2006 is as follows:
•	Achieving Total revenue in the range of $23.0 million to $25.0 million;

•	Achieving Services revenue in the range of $18.5 million to $19.5 million; and

•	A significant improvement in P&L performance.
Conference Call Information
eLoyalty management will host a conference call at 5:00 p.m. EDT on Wednesday, August 9, 2006. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the call is completed until August 25, 2006 by dialing (800) 642-1687 or, for international callers, (706) 645-9291. To access the replay, participants will be required to enter the Conference ID of 3935280.
About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed CRM and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral Analytics™ and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

[1]	eLoyalty presents non-GAAP “Adjusted Earnings” results and reconciliation to GAAP results because management believes the Adjusted Earnings measure provides investors with a better understanding of the results of eLoyalty’s operations, which focuses on cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities. The Adjusted Earnings measure reflects eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

[2]	Bookings are defined as the estimated value of new contracts and changes to existing contracts for services to be performed and product that has been delivered. Revenue from these contracts is expected to be recognized starting in the second quarter of 2006 through three years, depending on the nature and term of the underlying contract.

[3]	The term of each Managed services contract ranges from six months to five years. eLoyalty uses the term “backlog” with respect to its Managed services engagements to refer to the expected revenue to be received under the applicable contract, based on its currently contracted terms and, when applicable, currently anticipated levels of usage and performance. Actual usage and performance might be greater or lesser than anticipated. In general, eLoyalty’s Managed services contracts may be terminated by the customer without cause, but early termination by a customer usually requires a substantial early termination payment.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in eLoyalty’s Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
Revenue:
Services	$15,623	$16,355	$32,502	$33,466
Product	3,877	2,334	5,837	3,722

Revenue before reimbursed expenses (net revenue)	19,500	18,689	38,339	37,188
Reimbursed expenses	1,050	924	1,838	1,915

Total revenue	20,550	19,613	40,177	39,103

Operating Expenses:
Cost of services	14,384	12,388	28,632	24,981
Cost of product	3,534	1,950	4,716	3,084

Cost of revenue before reimbursed expenses	17,918	14,338	33,348	28,065
Reimbursed expenses	1,050	924	1,838	1,915

Total cost of revenue, exclusive of depreciation and amortization shown below:	18,968	15,262	35,186	29,980
Selling, general and administrative	6,322	5,236	12,355	10,323
Severance and related costs	(42)	515	345	515
Depreciation and amortization	543	1,612	1,077	3,306

Total operating expenses	25,791	22,625	48,963	44,124

Operating loss	(5,241)	(3,012)	(8,786)	(5,021)
Interest income (expense) and other, net	109	76	259	153

Loss before income taxes	(5,132)	(2,936)	(8,527)	(4,868)
Income tax provision (benefit)	9	(1)	51	(1)

Net loss	(5,141)	(2,935)	(8,578)	(4,867)
Dividends related to Series B preferred stock	(366)	(369)	(732)	(738)

Net loss available to common stockholders	$(5,507)	$(3,304)	$(9,310)	$(5,605)

Basic net loss per common share	$(0.82)	$(0.52)	$(1.40)	$(0.89)

Diluted net loss per common share	$(0.82)	$(0.52)	$(1.40)	$(0.89)

Shares used to calculate basic net loss per share	6,695	6,309	6,646	6,266

Shares used to calculate diluted net loss per share	6,695	6,309	6,646	6,266

Noncash compensation included in individual line items above:
Cost of services	$356	$284	$613	$567
Selling, general and administrative	501	381	950	791

Total noncash compensation	$857	$665	$1,563	$1,358

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	July 1,	December 31,
	2006	2005
ASSETS:
Current Assets:
Cash and cash equivalents	$15,114	$17,851
Restricted cash	278	524
Short-term investments	4,000	4,000
Receivables (net of allowances of $93 and $188)	10,951	10,801
Prepaid expenses	5,321	3,661
Other current assets	480	202

Total current assets	36,144	37,039
Equipment and leasehold improvements, net	3,356	3,131
Goodwill	2,643	2,643
Intangibles, net	1,128	1,181
Other long-term assets	3,726	1,234

Total assets	$46,997	$45,228

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$2,968	$1,974
Accrued compensation and related costs	3,596	3,102
Unearned revenue	9,393	3,576
Other current liabilities	3,429	3,046

Total current liabilities	19,386	11,698
Long-term unearned revenue	3,355	864
Other long-term liabilities	140	281

Total liabilities	22,881	12,843

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,099,204 and 4,099,968 shares issued and outstanding with a liquidation preference of $21,638 and $21,642 at July 1, 2006 and December 31, 2005, respectively	20,906	20,910

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 8,027,036 and 7,611,915 shares issued and outstanding, respectively	80	76
Additional paid-in capital	143,975	149,949
Accumulated deficit	(137,240)	(128,662)
Accumulated other comprehensive loss	(3,605)	(3,947)
Unearned compensation	—	(5,941)

Total stockholders’ equity	3,210	11,475

Total liabilities and stockholders’ equity	$46,997	$45,228

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the
	Six Months Ended
	July 1,	July 2,
	2006	2005
Cash Flows from Operating Activities:
Net loss	$(8,578)	$(4,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,077	3,306
Noncash Compensation	1,563	1,358
Changes in assets and liabilities, net of effect of acquisition:
Receivables	(230)	(1,901)
Prepaids	(4,233)	(811)
Accounts payable	998	291
Accrued compensation and related costs	(384)	(1,000)
Unearned revenue	8,308	(218)
Other liabilities	362	(278)
Other assets	(319)	365

Net cash used in operating activities	(1,436)	(3,755)

Cash Flows from Investing Activities:
Interelate acquisition	—	6
Sale of short-term investments	—	3,772
Purchase of short-term investments	—	(797)
Capital expenditures and other	(1,246)	(372)

Net cash (used in) provided by investing activities	(1,246)	2,609

Cash Flows from Financing Activities:
Decrease in restricted cash	246	68
Payment of Series B dividends	(732)	(1,479)
Proceeds from exercise of stock options	38	—

Net cash used in financing activities	(448)	(1,411)

Effect of exchange rate changes on cash and cash equivalents	393	(489)

Decrease in cash and cash equivalents	(2,737)	(3,046)
Cash and cash equivalents, beginning of period	17,851	20,095

Cash and cash equivalents, end of period	$15,114	$17,049

Supplemental Disclosures of Cash Flow Information:
Cash refunded for income taxes, net	$—	$6

eLoyalty Corporation
CALCULATION OF ADJUSTED EARNINGS MEASURE
(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
GAAP — Operating Loss	$(5,241)	$(3,012)	$(8,786)	$(5,021)

Add back (reduce) the effect of:
Noncash compensation	857	665	1,563	1,358
Severance and related costs	(42)	515	345	515
Depreciation and amortization	543	1,612	1,077	3,306

Adjusted earnings measure — (loss) income	$(3,883)	$(220)	$(5,801)	$158